UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  VASOGEN INC.
             (Exact name of registrant as specified in its charter)

          CANADA                                               NOT APPLICABLE
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

2155 DUNWIN DRIVE, SUITE 10, MISSISSAUGA, ONTARIO, CANADA          L5L 4M1
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration file number to which this form relates (if applicable): 000-29350

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                   Name of each exchange on which
          to be registered                     each class is to be registered
          ----------------                     ------------------------------
         Common Shares, no par value           Nasdaq National Market System

         Share purchase rights                 Nasdaq National Market System



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                                                                               2


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This amended registration statement relates to the registration with the Securities and Exchange Commission (the "Commission") of Common Shares, no par value per share (the "Common Shares"), of Vasogen, Inc., a corporation organized and existing under the laws of Canada (the "Registrant"). The original registration statement on Form 20-F filed with the Commission by the Registrant on October 15, 1997 is amended to reflect the quotation of the Common Shares on the Nasdaq National Market System (the "Nasdaq") and the delisting of the Common Shares on the American Stock Exchange. The Registrant expects its Common Shares to be quoted on the Nasdaq beginning December 17, 2003. The description of the Common Shares to be registered hereunder is incorporated by reference to the information set forth under the captions (i) "Item 10 - Articles of Incorporation and By-laws" in the Registrant's Form 20-F filed with the Commission on May 31, 2001, (ii) "Confirmation of By-law No. 4" in the Management Proxy Circular of the Registrant, dated March 12, 2002 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on April 11,
2002) and (iii) "Amendment of Shareholder Rights Plan" in the Management Proxy Circular of the Registrant, dated March 15, 2003 (incorporated by reference to the Registrant's Form 6-K filed with the Commission on April 22, 2003).



ITEM 2.  EXHIBITS.

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------

         1.                Certificate of Incorporation of Vasogen Inc.
                           (incorporated herein by reference to the Registrant's Registration Statement on Form 20-F filed with the Commission on October 15, 1997 (Commission file No. 0-29350)).

         2.                By-law Number 4 of Vasogen Inc.

         3.1 Shareholders Rights Plan Agreement, dated as of November 22, 2000, between Vasogen Inc. and CIBC Mellon Trust Company.

         3.2 Amendment to the Shareholders Rights Plan Agreement, dated May 7, 2003, between Vasogen Inc. and CIBC Mellon Trust Company.


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                                                                               3


                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 16, 2003

                                         VASOGEN INC.



                                         By: /s/ Christopher J. Waddick
                                             ----------------------------------
                                             Name:  Christopher J. Waddick
                                             Title: Executive Vice President
                                                    and Chief Financial Officer


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                                                                               4


                                  EXHIBIT INDEX


EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT
--------------                      ----------------------

         1.                Certificate of Incorporation of Vasogen Inc.
                           (incorporated herein by reference to the Registrant's Registration Statement on Form 20-F filed with the Commission on October 15, 1997 (Commission file No. 0-29350)).

         2.                By-law Number 4 of Vasogen Inc.

         3.1 Shareholders Rights Plan Agreement, dated as of November 22, 2000, between Vasogen Inc. and CIBC Mellon Trust Company.

         3.2 Amendment to the Shareholders Rights Plan Agreement, dated May 7, 2003, between Vasogen Inc. and CIBC Mellon Trust Company.